EXHIBIT 5.1
                                                                   -----------
                     [Letterhead of Thacher Proffitt & Wood]



                                          June 28, 1999



Salomon Smith Barney Inc.
390 Greenwich Street, 4th Floor
New York, New York  10013

                  Opinion:  Underwriting Agreement
                  Salomon Brothers Mortgage Securities VII, Inc.
                  Floating Rate Mortgage Pass-Through Certificates
                  Series 1999-NC3
                  ------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") in connection with (i) the Mortgage Loan Purchase Agreement, dated June 25, 1999 (the "Purchase Agreement"), among New Century Mortgage Corporation (the "Originator"), NC Capital Corporation (the "Seller") and the Depositor, (ii) the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, the Originator as master servicer (in such capacity, the "Master Servicer"), Firstar Bank Milwaukee, N.A. as trustee (the "Trustee") and U.S. Bank National Association as trust administrator (the "Trust Administrator") and the certificates to be issued pursuant thereto designated as Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC3, Class A, Class M-1, Class M-2, Class M-3, Class CE, Class P, Class R-I, Class R-II and Class R-III (collectively, the "Certificates"), (iii) the Underwriting Agreement, dated June 25, 1999 (the "Underwriting Agreement"), between the Depositor and Salomon Smith Barney Inc. (the "Underwriter") pursuant to which certain Certificates were sold (collectively, the "Underwritten Certificates") and (iv) the Prospectus Supplement, dated June 25, 1999 (the "Prospectus Supplement") and the Prospectus to which it relates, dated June 23, 1999 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus). The Purchase Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary, authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

         Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and any provision which purports or is construed to require waiver of the obligation of good faith, materiality, fair dealing, diligence or reasonableness or objection to venue or forum, to impose a penalty or forfeiture or to release, exculpate or exempt a party from, or to require indemnification of a party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, any severability provision, any provision that purports to confer subject matter jurisdiction on a federal court located within the State of New York to adjudicate any controversy in any situation in which such court would not have subject matter jurisdiction, any provision (A) restricting access to legal or equitable remedies, (B) purporting to establish evidentiary standards, (C) purporting to appoint any person or entity as the attorney-in-fact of any other person or entity, (D) which provides that such agreement may only be amended, modified or waived in writing, (E) stating that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (F) which provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, (G) waiving the right to jury trial or rights or remedies which can not be waived as a matter of law, (H) providing for set-off unless there is mutuality between the parties, and (I) providing that said agreement is to be governed by or construed in accordance with the laws of any jurisdiction,
(iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who are involved in the representation of parties to the transactions described herein. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "1933 Act"), the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Pooling and Servicing Agreement, assuming the authorization, execution and delivery thereof by the parties thereto, constitutes a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Depositor in accordance with its terms.

         2. The Class A Certificates and the Mezzanine Certificates, assuming the execution, authentication and delivery in accordance with the Pooling and Servicing Agreement and the delivery thereof and payment therefor in accordance with the Underwriting Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

         3. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I, the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II, the Class A Certificates, the Class CE Certificates the Class P Certificates will represent ownership of "regular interests" in REMIC III and will generally be treated as debt instruments of REMIC III and the Class R-III Certificates will constitute the sole class of "residual certificates" in REMIC III, within the meaning of the REMIC Provisions in effect on the date hereof. This opinion confirms and adopts the opinion set forth in the Registration Statement.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Current Report of the Registrant on Form 8-K and to the Registration Statement, to the use of our name in the Prospectus and Prospectus Supplement under the heading "Legal Matters" and to the filing of this opinion letter as an exhibit to any application made by or on behalf of the Registrant or any dealer in connection with the registration or qualification of the Certificates under the securities law of any State of the United States or other jurisdiction, without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                         Very truly yours,

                                         THACHER PROFFITT & WOOD



                                         By: /s/ Thacher Proffitt & Wood